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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                ---------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              MCI WORLDCOM, Inc.
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

               Georgia                                   58-1521612
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

500 Clinton Center Drive, Clinton, Mississippi             39056
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   (Address of Principal Executive Offices)              (Zip Code)

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
 If this Form relates to the registration of a  If this Form relates to the registration
 class of securities pursuant to Section        of a class of securities pursuant to
 12(b) of the Exchange Act and is effective     Section 12(g) of the Exchange Act and is
 upon filing pursuant to General Instruction    effective pursuant to General
 A.(c), please check the following box.  [_]    Instruction A.(d), please check the
                                                following box.                     [X]

Securities Act registration statement file number to which this form relates:
333-85919
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Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class          Name of Each Exchange on Which
          to be so Registered          Each Class is to be Registered
          -------------------          ------------------------------
                 None                                None
           -----------------            ----------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

      Series C $2.25 Cumulative Convertible Exchangeable Preferred Stock
      ------------------------------------------------------------------
                               (Title of class)
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Item 1.  Description of Registrant's Securities to be Registered.

  The description of the Series C $2.25 Cumulative Convertible Exchangeable Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of MCI WORLDCOM, Inc. (the "Registrant") set forth under the caption "Description of MCI WorldCom Capital Stock" in the Prospectus filed by the Registrant with the Securities and Exchange Commission on August 26, 1999, as part of its Registration Statement on Form S-4 (Registration No. 333-85919) (the "Form S-4") is hereby incorporated herein by reference in answer to this item.

Item 2.  Exhibits.

  The following exhibits which have been filed or incorporated by reference as exhibits to the Form S-4 are hereby incorporated herein by reference as exhibits in answer to this item.

Exhibit No.           Description of Exhibit
-----------           ----------------------

     1           Second Amended and Restated Articles of Incorporation of the
               Registrant (including preferred stock designations), as amended as of May 20, 1999 (incorporated herein by reference to Exhibit
               4.1 of the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1999 (filed August 16, 1999)
               (File No. 0-11258))

     2           Form of Articles of Amendment to Second Amended and Restated
               Articles of Incorporation, as amended, of the Registrant containing the terms of the Preferred Stock (incorporated herein by reference to Exhibit 4.2 of the Form S-4)

     3           Restated Bylaws of MCI WorldCom (incorporated herein by
               reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated September 14, 1998 (filed September 29, 1998) (File No. 0-11258))

     4           Rights Agreement dated as of August 25, 1996 (the "Rights
               Agreement") between MCI WorldCom and The Bank of New York, which includes the form of Certificate of Designations, setting forth the terms of the Series 3 Junior Participating Preferred Stock, par value $.01 per share, as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Preferred Stock Purchase Rights as Exhibit C (incorporated herein by reference to
               Exhibit 4 to the Registrant's Current Report on Form 8-K dated August 26, 1996 (as amended) (filed August 26, 1996) (File No. 0-11258))

     5           Amendment No. 1 to Rights Agreement dated as of May 22, 1997, by and between MCI WorldCom and The Bank of New York, as Rights Agent (incorporated herein by reference to Exhibit 4.2 to the
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               Registrant's Current Report on Form 8-K dated May 22, 1997 (filed
               June 6, 1997) (File No. 0-11258))

     6           Form of Indenture relating to the 4.5% Convertible Subordinated
               Debentures due 2003 to be entered into between the Registrant and a trustee to be designated later by the Registrant in the event the Registrant elects to exchange the Preferred Stock for such Debentures (incorporated herein by reference to Exhibit 4.6 of the Form S-4)
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                                   SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        MCI WORLDCOM, INC.
                                        (Registrant)


Date: August 26 , 1999                  By: /s/ Scott D. Sullivan
                                           ____________________________
                                             Scott D. Sullivan
                                             Chief Financial Officer